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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses of Delaware Decatur Equity Income Fund and Delaware Growth and Income Fund dated January 31, 2003, Delaware Devon Fund dated December 31, 2002, and Delaware Core Equity Fund dated June 30, 2003, to the use of our report dated January 6, 2003, included in the Delaware Decatur Equity Income Fund 2002 Annual Report to shareholders, and to the incorporation by reference of our report dated January 6, 2003 included in the Delaware Growth and Income Fund 2002 Annual Report to shareholders, our report dated December 6, 2002 included in the Delaware Devon Fund 2002 Annual Report to shareholders, and our report dated June 6, 2003, included in the Delaware Core Equity Fund 2003 Annual Report to shareholders in this Registration Statement (Form N-14)(No. 2-13017) of Delaware Group Equity Funds II.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 10, 2003